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                                                              Exhibit 4(a)(ii)

                             SECOND AMENDMENT TO THE
                                 NOVACARE, INC.
                             1986 STOCK OPTION PLAN

         This Second Amendment to the NovaCare, Inc. 1986 Stock Option Plan (the "Plan") dated as of this 30th day of June, 2002, is made and adopted by J. L. Halsey Corporation, a Delaware corporation (the "Company").

         WHEREAS, effective as of the date hereof, NAHC, Inc. (formerly NovaCare, Inc.), a Delaware corporation ("NAHC"), has merged with and into the Company pursuant to that certain Certificate of Ownership and Merger (the "Merger Certificate") by and between NAHC and the Company;

         WHEREAS, the Merger Certificate provides that the Company shall assume all of the rights and obligations of NAHC under the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. TITLE OF PLAN.

            The title of the Plan, as set forth on the first page of the Plan, is hereby amended to read, in its entirety, as follows:

                            "J. L. HALSEY CORPORATION
                             1986 STOCK OPTION PLAN"

         2. SECTION 1.

            Section 1 is amended and restated to read, in its entirety, as follows:

            "1. Purposes of Plan. The purposes of this Plan, which shall be known as the J. L. Halsey Corporation 1986 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees of J.
L. Halsey Corporation, a Delaware corporation (together with any and all successors, the "Company") and its subsidiary or parent corporations (within the respective meanings of Section 425(f) and 425(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary" and "Parent" respectively) by encouraging their ownership of the common stock, $.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining key employees, upon whose efforts the Company's success and future growth depends, and attracting other such employees.

         In all other respects, the Plan is ratified and confirmed.

                            J. L. HALSEY CORPORATION,
                            a Delaware corporation

                            By: /s/ David Burt
                                -----------------------------------------------
                                Name:  David Burt
                                Title: Chief Executive Officer, President,
                                       Secretary and Treasurer